Exhibit 99.1

LianDi Clean Technology Inc. Reports Fourth Quarter and Full Year 2011 Results

-- FY 2011 revenues increased 81% to $140.8 million, exceeding management’s guidance
-- Operating income increased 51% to $23.5 million
-- Cash and equivalents of $73.2 million on March 31 provides sufficient capital to support growth initiatives; Cash per share of $2.43
-- $12.9 million operating cash flows in fiscal 2011
-- Company reaffirms FY2012 guidance for $195 million in revenue and $35.5 million in net income

BEIJING, June 30, 2011 -- LianDi Clean Technology Inc. (OTC Bulletin Board: LNDT), ("LianDi" or the "Company"), a leading provider of clean technology, downstream flow equipment, engineering services and software to China's leading petroleum and petrochemical companies, today announced financial results for the three and twelve months ended March 31, 2011.

SUMMARY FINANCIALS

Fourth quarter Fiscal 2011 Results (USD) (unaudited)
(Three months ended December 31)	Q4 2011	Q4 2010	CHANGE
Sales	$40.3 million	$32.1 million	+25%
Gross Profit	$8.0 million	$5.0 million	+61%
GAAP Net Income (Available to Liandi Clean’s Common Stockholders)	$4.4 million	$3.5 million	+25%
Adjusted Net Income (Available to Liandi Clean’s Common Stockholders)	$5.4 million(1)	$3.8 million	+42%
GAAP EPS (Diluted)	$0.14	$0.12	+20%
Adjusted EPS (Diluted)	$0.16(1)	$0.13	+23%

Sales Breakdown - Fourth quarter Fiscal 2011 Results (USD) (unaudited)
(Three months ended December 31)	Q4 2011	Q4 2010	CHANGE
Sales and installation of equipment	$30.6 million	$32.0 million	-4%
Sales of software	$2.4 million	$0.0 million	--
Technical services	$0.05 million	$0.1 million	-52%
Sales of chemical products	$7.2 million	--	--
TOTAL SALES	$40.3 million	$32.1 million	+25%

(1) Adjusted net income available to Liandi Clean’s common stockholders and EPS for Q4 2011 excludes a $1 million deemed dividend related to the escrow share arrangement for preferred stock issued in the February 26, 2010 private placement.  There was no such charge in Q4 2010 financial results.

Fourth quarter FY 2011 Results

Net revenue was $40.3 million, an increase of 25% from $32.1 million generated in the same period of fiscal 2010, driven primarily by strong demand for software products. The acquisition of Anhui Jucheng Fine Chemicals Co., Ltd. ("Anhui Jucheng") that occurred during the second quarter of fiscal 2011 contributed approximately $7.2 million to fourth quarter fiscal 2011 sales.

Gross profit was $8.0 million and gross margins were 19.9% for the quarter ended March 31, 2011, compared to $5.0 million and 15.5%, respectively, for the same period in fiscal 2010. Gross margin grew due to a higher contribution from software sales, which generate significantly higher margins than the corporate average. Given the variance in the product mix, margins will fluctuate on a quarter by quarter basis.

Operating expenses for the quarter ended March 31, 2011 were approximately $1.6 million, compared to $1.3 million in the same period in 2010 due to increases in professional services charges related to our U.S. reporting requirements as a public company and share-based compensation expenses. As a component of operating expenses, selling expenses were $0.3 million compared to $0.9 million in the fourth fiscal quarter of 2010 due to decreases of freight costs resulted from different shipping schedule arrangements in fiscal 2011 and 2010. General and administrative expenses were $1.2 million for the quarter, including $0.23 million of non-cash stock options expenses.

GAAP net income available to Liandi Clean’s common stockholders for the fourth quarter of 2011 totaled $4.4 million. Adjusted net income available to Liandi Clean’s common stockholders for the fourth quarter of fiscal 2011, excluding a $1 million deemed preferred stock dividend, was approximately $5.4 million, or $0.16 per diluted share, based on weighted average shares outstanding of 36.4 million, compared to $3.8 million, or $0.13 per diluted share, based on weighted average shares outstanding of 30.8 million in the same period last year.

"I am pleased with the progress we achieved in 2011,” stated Mr. Jianzhong Zuo, Chairman, Chief Executive Officer and President of LianDi. “Our core equipment, software and technical services business generated solid growth due to robust demand from petroleum and petrochemicals companies in China. We continue to expand our relationships with Sinopec and CNPC to capture a greater share of their budgets. As we sign more agreements with leading suppliers such as ABB, we expect to grow faster than the market."

Mr. Zuo continued, "We are equally excited about entering two new complementary growth markets – specialty chemicals and oil sludge cleaning. We expect both investments to enhance our revenue and earnings growth for many years to come."

Fiscal 2011 Results

Twelve Month Results (USD) (audited)
(Twelve months ended March 31)	FY 2011	FY 2010	CHANGE
Sales	$140.8 million	$77.7 million	+81%
Gross Profit	$29.8 million	$18.6 million	+60%
GAAP Net Income (Available to Liandi Clean’s Common Stockholders)	$18.3 million	$14.9 million	+23%
Adjusted Net Income (Available to Liandi Clean’s Common Stockholders)	$22.3 million(2)	$15.1 million	+48%
GAAP EPS (Diluted)	$0.61	$0.53	+14%
Adjusted EPS (Diluted)	$0.66(2)	$0.54	+21%

Sales Breakdown - Twelve Month Results (USD) (unaudited)
(Twelve months ended March 31)	FY 2011	FY 2010	CHANGE
Sales and installation of equipment	$72.8 million	$39.1 million	+86.2%
Sales of software	$11.2 million	$6.4 million	+75.0%
Technical services	$1.2 million	$0.02	--
Sales of chemical products	$15.3 million	--	--
TOTAL SALES	$100.5 million	$45.6 million	+120.5%

(2) Adjusted net income available to Liandi Clean’s common stockholders and EPS for fiscal 2011 excludes a $4.0 million deemed dividend related to the escrow share arrangement for preferred stock issued in the February 26, 2010 private placement.

LianDi increased net revenues by 81% to $140.8 million in fiscal 2011. Equipment sales were $103.4 million, a 45% increase from the $71.2 million in fiscal 2010. The Company delivered 75 equipment orders in 2011 compared to 56 in 2010. Software sales rose 128% year-over-year to $14.7 million due primarily to a large order from PetroChina. Sales from Anhui Jucheng contributed $22.6 million to total net revenue in fiscal 2011. Excluding Anhui Jucheng revenues, revenues grew 52%.

For fiscal 2011, cost of sales increased 88% to $111.1 million while gross profit rose 60% to $29.8 million. Gross margin was 21.1% compared to 23.9% in the prior year due to lower software margins and the inclusion of Anhui Jucheng, which had a 7.5% gross margin in fiscal 2011. Excluding Anhui Jucheng, gross margin was 23.8% in the twelve months ended March 31, 2011.

Operating expenses were $6.3 million and $3.1 million for fiscal 2011 and fiscal 2010, respectively. Research and development expenses increased 183% to $0.3 million. Operating income was up 51% to $23.5 million, while operating margins were 16.7% compared to 20% in the same period one year ago.

Net income available to Liandi Clean’s common shareholders was $18.3 million compared to $14.9 million in the prior year period. Adjusted net income available to Liandi Clean’s common stockholders, excluding the $4.0 million deemed preferred stock dividend, was $22.3 million, 48% higher than that from the comparable period a year ago.   Adjusted diluted earnings per share was $0.66, based on weighted average shares outstanding of 36.7 million, compared to $0.54 per diluted share, based on weighted average shares outstanding of 28.2 million in the same period last year.

Balance Sheet and Cash Flow

As of March 31, 2011, the Company had cash and cash equivalents of $73.2 million, compared to $59.2 million at March 31, 2010.  A majority of the Company’s cash is held outside of the PRC at banks located in Hong Kong and Japan. The current ratio was 2.9 and working capital was $71.1 million on March 31, 2011. Inventories increased from $30,000 at the end of fiscal 2010 to $5.9 million at the end of fiscal 2011 due to the addition of Anhui Jucheng. The Company had total stockholders' equity of $76.8 million at March 31, 2011, including $5.9 million of non-controlling interest, which represents the 49% interest of Anhui Jucheng.

The Company generated $12.9 million of cash flows from operations during the twelve months ended March 31, 2011. Net income of $24.4 million was offset by a $7.2 million increase in accounts and receivable and a $4.9 million prepayment for equipment. Approximately $5.6 million of the $12.3 million accounts receivable balance at the end of fiscal 2011 has been collected subsequent to March 31, 2011.

Fiscal year 2012 Guidance

Management has reaffirmed its fiscal 2012 guidance provided on April 11, 2011. The Company expects to achieve the following:

	FY 2012	Year-over-year Change
Revenue	$195.4 million	+39%
Net Income	$35.5 million	+47%

Business Outlook

As a trusted provider to large state-owned petroleum and petrochemical companies for the past decade, LianDi continues to expand its products and services. In fiscal 2011, the Company renewed contracts with leading international equipment suppliers such as Cameron and signed new distribution contracts with two new vendors. The Company delivered software packages to PetroChina covering approximately 200 end users located in Beijing and six other provinces in China.

The Company had 17 contracts with an aggregate value of $11 million in backlog at March 31, 2011. It has signed 8 additional new orders for approximately $12.1 million from March 31 to June 13.

The newly acquired majority owned subsidiary, Anhui Jucheng, sold approximately 10,855 tons of polyacrylamide, a specialty chemical used in oil recovery, wastewater and sewage treatment, and papermaking. Management expects to expand capacity to take advantage of the strong demand. Gross margins are expected to improve as the Company implements additional pricing increases and increases capacity utilization.

In September 2010, LianDi signed a two-year agreement with System Kikou Co., Ltd. ("SKK") in Japan, one of the world's leading automated oil sludge treatment companies, to become SKK’s exclusive provider of automated sludge treatment services to oil refiners in China. The PRC government recently mandated automated cleaning technologies to be used in all oil refiners in China starting on July 1, 2010 in order to improve the safety of refining operations. Management estimates the addressable market of approximately $120 million, growing at about 7% per annum. Currently, less than 20% of Chinese oil refineries use automated cleaning technologies compared to 80%-90% in developed countries.

As of March 31, 2011, the Company has ordered three sets of cleaning equipment. Management has completed the training programs for operating the oil sludge cleaning equipment. Furthermore, it expects to generate approximately $3.5 million of revenue and $1.5 million of net income in fiscal 2012 from this business.

Conference Call

Date:	Thursday, June 30, 2011
Time:	10:00 a.m. Eastern Time, U.S.
Conference Dial-In (U.S.):	+1-877-941-8416
International Dial-In:	+1-480-629-9808
Conference ID:	4453157
Webcast:	http://viavid.net/dce.aspx?sid=000088B0

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through July 7, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4453157 for the replay.

This call is also being webcast by ViaVid Broadcasting and can be accessed by clicking on this link: http://viavid.net/dce.aspx?sid=000088B0 or at ViaVid's website at http://www.viavid.net.

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through our operating subsidiaries, which are Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd., Hongteng Technology Limited, Beijing JianXin Petrochemical Engineering Ltd., Beijing Hongteng Weitong Technology Co., Ltd., and Anhui Jucheng Fine Chemicals Co., Ltd., the Company: (i) distributes a wide range of petroleum and petrochemical valves and equipment, including unheading units for the delayed coking process, as well as provides associated value-added technical services; (ii) provides systems integration services; (iii) develops and markets proprietary optimization software; (iv) distributes and leases oil sludge cleaning equipment and provides oil sludge cleaning services, which the Company expects to be launched in July 2011; and (v) manufactures and sells industrial chemical products through its majority-owned subsidiary, Anhui Jucheng.

About Non-GAAP Financial Measures

To supplement the consolidated statement of income and comprehensive income presented in accordance with Accounting Principles Generally Accepted in the United States of America ("GAAP"), we also provided non-GAAP measures of net income available to Liandi Clean’s common stockholders and the basic and diluted earnings per shares for the three months ended March 31, 2011 and for the year ended March 31, 2011, which are adjusted from results based on GAAP to exclude the non-cash charges recorded, which related to the escrow share arrangement allocated to the Series A preferred stock, treated as a deemed dividend, a deduction of net income available to common stockholders in conjunction with the private placement we consummated on February 26, 2010.  The non-GAAP financial measures are provided to enhance the investors' overall understanding of our current performance in on-going core operations as well as prospects for the future. These measures should be considered in addition to results prepared and presented in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  We use both GAAP and non-GAAP information in internally evaluating and operating our business and therefore deem it important to provide all of this information to investors.

The following tables presented reconciliations of our non-GAAP financial measures to the GAAP consolidated statements of income and comprehensive income for the three months ended March 31, 2011 and years ended March 31, 2011, respectively:

	Three months ended March 31, 2011
	(US $)	(US $)
	GAAP	NON GAAP
Net income attributable to LianDi Clean stockholders	5,837,852	5,837,852
Preferred stock deemed dividend	(996,333)	-
Preferred stock dividend	(398,361)	(398,361)
Net income attributable to common stockholders -Basic	4,443,158	5,439,491
Preferred stock deemed dividend	-	-
Preferred stock dividend	-	398,361
Net income attributable to common stockholders -Diluted	4,443,158	5,837,852

Earnings per share
Earnings per common share
Basic	$0.14	$0.18
Diluted	$0.14	$0.16

Weighted average number of common shares outstanding:
Basic	30,679,024	30,679,024
Diluted	30,679,024 (1)	36,444,850	(2)

	Year ended March 31, 2011
	(US $)	(US $)
	GAAP	NON GAAP
Net income attributable to LianDi Clean stockholders	24,143,000	24,143,000
Preferred stock deemed dividend	(4,007,745)	-
Preferred stock dividend	(1,823,422)	(1,823,422)
Net income attributable to common stockholders -Basic	18,311,833	22,319,578
Preferred stock deemed dividend	-	-
Preferred stock dividend	-	1,823,422
Net income attributable to common stockholders -Diluted	18,311,833	24,143,000

Earnings per share
Earnings per common share
Basic	$0.61	$0.75
Diluted	$0.61	$0.66

Weighted average number of common shares outstanding:
Basic	29,939,570	29,939,570
Diluted	30,182,555 (1)	36,687,835	(2)

(1)	The effect of the potential dilutive convertible preferred stock was not included, because the effect is anti-dilutive upon recognition of the deemed dividend in accordance with US GAAP.

(2)	The effect of the potential dilutive convertible preferred stock was included, because the effect is dilutive regardless of the recognition of the deemed dividend under NON-GAAP measures.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein, are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov )

For more information, please contact:

Investor Relations:
HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716
Email: thaberfield@hcinternational.net

-- Financial Tables Follow –

LIANDI CLEAN TECHNOLOGY INC
CONDENSED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2011	2010
	(US $)	(US $)

Assets
Current assets:
Cash and cash equivalents	$73,242,735	$59,238,428
Restricted cash	4,122,085	2,964,864
Notes receivables	545,519	-
Accounts receivable, net of $nil allowance	12,293,961	2,295,231
Deferred costs of revenue	-	1,168,025
Inventories	5,920,514	30,103
Prepaid expenses and deposits	11,082,501	657,257
Other receivables, net of $nil allowance	462,352	3,416,284
Pledged trading securities	11,592	11,592
Prepaid land use right – current portion	47,902	-
Total current assets	$107,729,161	$69,781,784

Other Assets
Property and equipment, net	11,307,135	151,660
Intangible assets, net	4,787,175	5,192,738
Prepaid land use right – non current portion	1,828,266	-
Deposit for land use rights	1,360,503	-
Construction in progress	860,738	-
Goodwill	365,528	-
Total Assets	$128,238,506	$75,126,182

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term bank loan	$2,678,187	-
Accounts payable	4,049,470	11,926
Deferred revenue	1,257,883	2,481,771
Other payables and accrued expenses	15,438,576	3,496,612
Provision for income tax	635,142	59,763
Due to shareholders	8,046,181	8,461,161
Due to non-controlling interests	4,141,332	-
Preferred stock dividend payable	416,696	184,820
Total current liabilities	$36,663,467	$14,696,053

Deferred tax liability	675,258	-

Total liabilities	$37,338,725	$14,696,053

Commitments and contingencies

8% Series A contingently redeemable convertible preferred stock (25,000,000 shares authorized; par value: $0.001 per share; 5,517,970 and 7,086,078 shares issued and outstanding, respectively; aggregate liquidation preference amount: $19,729,591 and $24,986,093, including accrued but unpaid dividend of $416,696 and $184,820 at March 31, 2011 and 2010, respectively)	14,068,693	14,059,018

Stockholders’ equity:
Common stock (par value: $0.001 per share; 50,000,000 shares authorized; 30,926,880 and 29,358,772 shares issued and outstanding, respectively)	30,927	29,359
Additional paid-in capital	24,294,437	19,891,932
Statutory reserves	1,190,690	1,138,733
Retained earnings	43,505,802	25,245,926
Accumulated other comprehensive income	1,879,286	65,161
Total Liandi Clean's stockholders’ equity	$70,901,142	$46,371,111

Noncontrolling interest	5,929,946	-

Total Lequity	$76,831,088	$46,371,111

Total liabilities and stockholders’ equity	$128,238,506	$75,126,182

LIANDI CLEAN TECHNOLOGY INC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years ended March 31,
	2011	2010
	(US $)	(US $)

NET REVENUE
Sales and installation of equipment	103,386,679	71,152,658
Sales of software	14,666,303	6,433,064
Services	215,181	133,758
Sales of chemical products	22,574,134	-
	140,842,297	77,719,480

Cost of revenue
Cost of equipment sold	(84,083,187)	(58,540,656)
Amortization of intangibles	(607,948)	(597,449)
Cost of software	(5,489,240)	-
Cost of chemical products sold	(20,879,094)	-
	(111,059,469)	(59,138,105)

Gross profit	29,782,828	18,581,375

Operating expenses
Selling expenses	(2,296,708)	(1,673,019)
General and administrative expenses	(3,731,147)	(1,304,006)
Research and development expenses	(258,296)	(91,401)
Total operating expenses	(6,286,151)	(3,068,426)

Income from operations	23,496,677	15,512,949

Other income (expenses), net:
Interest income	122,404	48,864
Interest and bank charges	(604,388)	(519,969)
Merger expenses	-	(275,000)
Exchange gains (losses),net	(598,426)	(293,993)
Value added tax refund	1,938,205	465,786
Others	603,527	100,157
Total other income (expenses),net	1,461,322	(474,155)

Income before income tax expense	24,957,999	15,038,794
Income tax expense	(519,717)	(816)
Net income	24,438,282	15,037,978
Income attributable to noncontrolling interests	(295,282)	-
Net income attributable to Liandi clean stockholders	24,143,000	15,037,978

Preferred stock deemed dividend	(4,007,745)	-
Preferred stock dividend	(1,823,422)	(184,820)
Net income available to Liandi Clean's common stockholders	18,311,833	14,853,158

Earnings per share
Earnings per common share
Basic	0.61	0.54
Diluted	0.61	0.53

Weighted average number of common shares outstanding:
Basic	29,939,570	27,541,181
Diluted	30,182,555	28,230,337

LIANDI CLEAN TECHNOLOGY INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the years ended March 31,
	2011	2010
	(US $)	(US $)
	(Unaudited)	(Unaudited)

Cash flows from operating activities
Net income	$24,438,282	$15,037,978
Adjustments for:
Depreciation of property and equipment	958,332	38,449
Amortization of intangible assets	658,306	603,892
Deferred tax liabilities	(40,509)	-
Merger expenses	-	275,000
Share-based compensation cost	406,003	-
Investment loss (gains) on trading securities	-	(21,763)
Decrease (increase) in assets:
Accounts receivable	(7,245,660)	12,749,207
Notes receivable	(202,894)	-
Prepayment to suppliers	(4,863,253)	-
Inventories	(3,120,478)	42,021
Deferred costs, prepaid expenses and other current assets	(1,033,311)	20,167,261
Increase (decrease) in liabilities:
Accounts payable	(47,513)	11,941
Deferred revenue, accruals and other payables	2,394,314	(14,158,370)
Income tax payable	561,961	(59,839)
Net cash provided by (used in) operating activities	12,863,580	34,685,777

Cash flows from investing activities
Proceeds from sales of short-term investments	-	39,521
Purchase of property, plant and equipment	(1,180,343)	(44,643)
Purchase of intangible assets	-	(14,058)
Payment of merger expenses for reverse acquisition	-	(275,000)
Net cash from acquisition of subsidiaries	2,385,523	-
Land restructuring compensation deposit	(1,262,088)	-
Repayment from (advance to) other entities	(1,618,717)	11,602,932
Net cash used in investing activities	(1,675,625)	11,308,752

Cash flows from financing activities
Increase (decrease) in restricted cash	(1,109,862)	(1,979,672)
Repayment of short-term bank loans	(596,027)	-
Repayment to non-controlling interests	(826,222)	-
Repayment to shareholders	(45,850)	(8,379,242)
Settlement of payable for intangibles	-	(5,965,488)
Proceeds from Private Placement	-	24,552,378
Proceeds from other entities	5,914,507
Payment of preferred stock dividend	(1,591,546)	-
Net cash provided by financing activities	1,745,000	8,227,976

Effect of foreign currency translation	1,071,352	(2,890)

Net (decrease) increase in cash and cash equivalents	14,004,307	54,219,615
Cash and cash equivalents, beginning of period	59,238,428	5,018,813
Cash and cash equivalents, end of period	$73,242,735	$59,238,428